GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Financial Statements
December 31, 2003 and 2002

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and
Board of Directors of Grant Life Sciences, Inc.
(Formerly Impact Diagnostics, Inc.)

We have audited the accompanying balance sheet of Grant Life Sciences, Inc. (A Development Stage Company) as of December 31, 2003 and 2002 and the related statements of operations, stockholders’ deficit, and cash flows for the periods then ended and for the period from July 9, 1998 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grant Life Sciences, Inc. (A Development Stage Company) as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the periods then ended and for the period from July 9, 1998 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and a stockholders’ deficit. The Company has not generated revenue and has incurred losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As explained in Note 11, the 2002 financial statements have been restated.

TANNER + CO.
Salt Lake City, Utah
April 15, 2004, except for Note 12, which is dated January 11, 2005

F-2

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Balance Sheet

	September 30,	December 31,
	2004	2003	2002
	(Unaudited)		(Restated)
Assets

Cash	$1,028,335	$11,299	$34,685
Accounts receivable - trade	3,000	—	—
Prepaid expenses	1,600	—	—
Employee receivables	1,224	33,343	21,733
Related party receivables	—	14,049	35,553

Total current assets	1,034,159	58,691	91,971

Property and equipment, net of accumulated depreciation
of $10,966, $8,186 and $4,521, respectively	6,784	6,713	10,378

Deposits	3,263	700	—

Total assets	$1,044,206	$66,104	$102,349

Liabilities and Stockholders' Equity

Accounts payable	$100,296	$33,531	$54,847
Related party payables	1,220	—	—
Accrued legal expense	140,182	—	—
Accrued interest payable	3,943	142,086	83,024
Accrued payroll liabilities	78,352	51,194	—
Other accrued expenses	35,605	—	—
Related party notes payable - current portion	—	37,934	18,350
Notes payable	122,500	587,753	587,753

Total current liabilities	482,098	852,498	743,974

Related party notes payable	—	12,845	23,733
Long-term debt	350,000	—	—

Total liabilities	832,098	865,343	767,707

Commitments and contingencies	—	—	—

Stockholders' equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized,
no shares issued and outstanding	—	—	—

Common stock, $.001 par value, 150,000,000 shares authorized;
53,590,820, 34,572,060 and 33,641,260 shares issued
and outstanding, respectively	53,591	34,572	33,641
Deferred compensation	(203,796)	—	—
Additional paid in capital	2,757,900	637,178	518,109
Deficit accumulated during development stage	(2,395,587)	(1,470,989)	(1,217,108)

Total stockholders' equity (deficit)	212,108	(799,239)	(665,358)

	$1,044,206	$66,104	$102,349

See accompanying notes to financial statements.
F-3

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Statement of Operations

					Cumulative
	Nine Months Ended		Years Ended		Amounts
	September 30,		December 31,		(Since Date
	2004	2003		2002	of Inception)
	(Unaudited)	(Unaudited)	2003	(Restated)	July 9, 1998

Revenues	$—	$—	$—	$—	$—

General and administrative expenses	807,596	95,253	138,820	203,176	1,612,382
Stock compensation expense	12,570	—	—	103,250	116,820
Research and development expenses	265,752	31,092	51,108	278,932	677,142

Operating loss	(1,085,918)	(126,345)	(189,928)	(585,358)	(2,406,344)

Other income (expense):
Gain on extinguishment of debt	411,597	—	—	98,507	510,104
Interest expense	(250,277)	(47,946)	(63,953)	(159,350)	(499,347)

Loss before income taxes	(924,598)	(174,291)	(253,881)	(646,201)	(2,395,587)

Income tax benefit	—	—	—	—	—

Net loss	$(924,598)	$(174,291)	$(253,881)	$(646,201)	$(2,395,587)

Net loss per common share - basic and diluted	$(0.02)	$(0.01)	$(0.01)	$(0.02)

Weighted average shares - basic and diluted	38,687,000	33,699,000	33,842,000	30,144,000

See accompanying notes to financial statements.
F-4

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Statement of Stockholders’ Deficit

Period from July 9, 1998 (date of inception) to September 30, 2004

			Stock
	Common Stock		Subscription	Deferred		Accumulated
	Shares	Amount	Receivable	Compensation	APIC	Deficit	Total

Balance, July 9, 1998 (date of inception)	9,272,200	$9,272	$—	$—	$(9,272)	$—	$—

Issued stock for subscription receivable
at $0.005 per share	18,795,000	18,795	(100,000)	—	81,205	—	—

Balance, December 31, 1998	28,067,200	28,067	(100,000)	—	71,933	—	—

Issued stock for cash at $0.004 per share	1,253,000	1,253	—	—	3,747	—	5,000

Net loss	—	—	—	—	—	(5,053)	(5,053)

Balance, December 31, 1999	29,320,200	29,320	(100,000)	—	75,680	(5,053)	(53)

Payment of subscriptions receivable	—	—	100,000	—	—	—	100,000

Net loss	—	—	—	—	—	(43,641)	(43,641)

Balance, December 31, 2000	29,320,200	29,320	—	—	75,680	(48,694)	56,306

Issued stock for cash at $0.004 per share	250,600	251	—	—	749	—	1,000

Net loss	—	—	—	—	—	(522,213)	(522,213)

Balance, December 31, 2001	29,570,800	29,571	—	—	76,429	(570,907)	(464,907)

Beneficial conversion feature on issuance of debt	—	—	—	—	98,507	—	98,507

Gain on extinguishment of debt (restated)	—	—	—	—	(98,507)	—	(98,507)

Issued stock for cash at $0.13 per share (restated)	689,150	689		—	91,811		92,500

Issued stock for services at $0.06 per share (restated)	1,591,310	1,591	—	—	101,659	—	103,250

Issued stock in satisfaction of debt at $0.14
per share (restated)	1,790,000	1,790	—	—	248,210	—	250,000

Net loss (restated)	—	—	—	—	—	(646,201)	(646,201)

Balance, December 31, 2002 (restated)	33,641,260	33,641	—	—	518,109	(1,217,108)	(665,358)

Issued stock for cash at $0.13 per share (restated)	930,800	931	—	—	119,069	—	120,000

Net loss	—	—	—	—	—	(253,881)	(253,881)

Balance, December 31, 2003	34,572,060	34,572	—	—	637,178	(1,470,989)	(799,239)

Issued stock for cash at $0.30 per share (unaudited)	238,660	239	—	—	19,761	—	20,000

Issued stock for cash at $0.18 per share (unaudited)	9,560,625	9,561	—	—	1,485,376	—	1,494,937

Issued stock for services at $0.18 per share (unaudited)	250,000	250	—	—	12,320	—	12,570

Reverse merger with Grant Ventures, Inc. (unaudited)	6,000,000	6,000	—	—	(65,812)		(59,812)

Warrants issued as part of restructuring of debt
(89,500 valued at $0.03779) (unaudited)	—	—	—	—	3,382	—	3,382

Recognition of beneficial conversion feature
on issuance of note payable (unaudited)	—	—	—	—	200,000	—	200,000

Conversion of note payable and accrued
interest at $0.07 per share (unaudited)	2,720,000	2,720	—	—	203,165	—	205,885

Issued stock in satisfaction of debt at $0.18
per share (unaudited)	249,475	249	—	—	45,530	—	45,779

Stock options issued to directors at $.18 per share
(market value $.80 per share) (unaudited)	—	—	—	(217,000)	217,000	—	—

Vesting of deferred compensation	—	—	—	13,204	—	—	13,204

Net loss (unaudited)	—	—	—	—	—	(924,598)	(924,598)

Balance, September 30, 2004 (unaudited)	53,590,820	$53,591	$—	$(203,796)	$2,757,900	$(2,395,587)	$212,108

See accompanying notes to financial statements.
F-5

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Statement of Cash Flows

					Cumulative
	Nine Months Ended		Years Ended		Amounts
	September 30,		December 31,		Since
	2004	2003		2002	Inception
	(Unaudited)	(Unaudited)	2003	(Restated)	(Restated)
Cash flows from operating activities:
Net loss	$(924,598)	$(174,291)	$(253,881)	$(646,201)	$(2,395,587)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,780	2,780	3,665	3,706	10,966
Deferred compensation	13,204	—	—	—	13,204
Common stock issued for services	12,570	—	—	103,250	116,820
Beneficial conversion feature	200,000	—	—	98,507	298,507
Gain on extinquishment of debt	(411,597)	—	—	(98,507)	(510,104)
Write off of accounts payable due to stockholders	(879)	—	—	—	(879)
Decrease (increase) in:
Accounts receivable	(3,000)	—	—	—	(3,000)
Related party receivables	15,269	1,196	—	—	1,220
Employee receivables	32,119	(2,285)	9,894	(5,186)	(1,224)
Prepaid expenses	(1,600)	—	—	5,828	(1,600)
Deposits	(2,563)	(700)	(700)	—	(3,263)
Increase (decrease) in:
Accounts payable	64,338	(33,628)	(21,316)	50,817	97,869
Accounts payable - assumed liabilites	(17,506)	—	—	—	(17,506)
Accounts payable - stockholders	(38,900)	—	—	—	(38,900)
Accrued expenses	175,687	—	—	—	175,687
Accrued payroll liabilities	27,159	24,010	51,194	—	78,353
Accrued interest payable	44,968	44,081	59,062	58,840	187,054

Net cash used in operating activities	(812,549)	(138,837)	(152,082)	(428,946)	(1,992,383)

Cash flows from investing activities:
Purchase of property and equipment	(2,852)	—	—	(6,229)	(17,751)

Net cash used in investing activities	(2,852)	—	—	(6,229)	(17,751)

Cash flows from financing activities:
Issuance of common stock	1,514,937	105,000	120,000	92,500	1,732,437
Proceeds from note payable	322,500	20,000	20,000	260,000	1,180,253
Proceeds from related party notes payable	—	—	—	10,000	10,000
Payments on related party notes payable	(5,000)	(11,304)	(11,304)	(11,765)	(34,221)
Proceeds from related party note receivable	—	—	—	—	50,000
Collections on stock subscriptions receivable	—	—	—	—	100,000

Net cash provided by financing activities	1,832,437	113,696	128,696	350,735	3,038,469

Net (decrease) increase in cash and cash equivalents	1,017,036	(25,141)	(23,386)	(84,440)	1,028,335

Cash and cash equivalents at beginning of period	11,299	34,685	34,685	119,125	—

Cash and cash equivalents at end of period	$1,028,335	$9,544	$11,299	$34,685	$1,028,335

See accompanying notes to financial statements.
F-6

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)

Notes to Financial Statements

December 31, 2003 and 2002

1.	Organization and Summary of Significant Accounting Policies	Organization
Grant Life Sciences, Inc. (formerly Impact Diagnostics, Inc.) (the Company) was organized under the laws of the State of Utah on July 9, 1998. The Company’s purpose is to research, develop, market and sell diagnostic kits for detecting disease with emphasis on the detection of low-grade cervical disease.

On July 30, 2004, the Company became a wholly owned subsidiary of Grant Ventures, Inc. by merging with Impact Acquisition Corporation, a Utah corporation and wholly owned subsidiary of Grant Ventures, Inc. For accounting purposes the merger was treated as a recapitalization of the Company.

Development Stage Company
Effective July 9, 1998, the Company is considered a development stage Company as defined in SFAS No. 7. The Company’s development stage activities consist of the development of medical diagnostic kits. Sources of financing for these development stage activities have been primarily debt and equity financing. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

F-7

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

1.	Organization and Summary of Significant Accounting Policies Continued
Property and Equipment
Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed under an accelerated method based on the estimated useful lives of the assets or term of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed and any resulting gain or loss is recognized in operations for the periods.

Research and Development Research and development costs are expensed as incurred.

Income Taxes
Income taxes are recorded using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings Per Share The computation of basic earning per common share is based on the weighted average number of shares outstanding during each period.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. There were no options outstanding at December 31, 2003. Options to purchase 10,000 shares of common stock at the price of $.50 per share were outstanding at December 31, 2002, but were not included in the diluted loss per share calculation because the effect would have been antidilutive.

F-8

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

1.	Organization and Summary of Significant Accounting Policies Continued
Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Information
The interim financial information as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003 is unaudited. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments that are necessary for a fair presentation of the financial information for the interim periods reported have been made. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results that can be expected for the entire year ending December 31, 2004.

2.	Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company and is not currently generating revenues from operations and has incurred significant losses and cash outflows from operations. Additionally, at December 31, 2003 the Company has a working capital deficit and a stockholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s ability to continue as a going concern is subject to the attainment of revenues which generate positive cash flow and/or the necessary financing from outside sources such as related parties or equity markets. There can be no assurance the Company will be successful in such efforts.

F-9

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

2.	Going Concern Continued
Management continues to gather research data to file with the Food and Drug Administration for the approval of its diagnostic kits. Until such approval is obtained and the company can generate revenue from the sale of its products, management will continue to obtain financing through debt and equity issuances.

3.	Related Party Transactions	The Company has entered into the following related party transactions:

•

During the years ended December 31, 2003 and 2002, the Company paid management fees to related entities of approximately $0 and $115,000, respectively. The Company also paid approximately $0 and $55,000 to a company with common ownership for consulting fees during the years ended December 31, 2003 and 2002, respectively.

•	As of December 31, 2003 and 2002, the Company had non-interest bearing receivables from employees due on demand of $33,343 and $21,733, respectively.

•

The Company has non-interest bearing receivables arising from shared overhead costs from entities with common shareholders due on demand for $14,049 and $35,533 as of December 31, 2003 and 2002, respectively.

•	As of December 31, 2003 and 2002 the Company had an unsecured note payable to a shareholder for $29,279 and $32,083, respectively. The note earns interest at 5% and is due in September 2004.

•	As of December 31, 2003 the Company had a non-interest bearing demand note payable to a shareholder for approximately $21,500.

F-10

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

4.	Note Payable
In June 2001, the Company entered into a note agreement with a venture capital firm that provided the Company with the right, but not an obligation, to borrow up to $578,000. Any advances on the note would bear interest at 10% with all total advances and accrued interest due on or before November 30, 2002. As of December 31, 2003 and 2002, the note balance was in default and had an outstanding balance of $587,753. Accrued interest payable on the note was $141,501 and $82,726, at December 31, 2003 and 2002, respectively.

Effective July 30, 2004, the Company and the venture capital firm entered into a debt conversion agreement, whereby $237,753 of the principal and $170,889 of interest were forgiven and the remaining outstanding principal balance of $350,000 was converted into a note payable bearing interest at six percent and is convertible into common stock of the Company. (See Note 12)

5.	Common Stock
On May 20, 2002, the Company’s board of directors approved an increase in the number of authorized shares of common stock from 200,000 to 10,000,000, enabling the Company to complete a 10-for-1 common stock split effective May 31, 2002. The par value of the common stock was also changed from no par value to a par value of $.001.

Additionally, on November 27, 2002, the Company’s board of directors approved an increase in the number of authorized shares of common stock from 10,000,000 to 100,000,000. The Company then completed a 7-for-1 common stock split effective November 27, 2002.

All references to common stock, common shares authorized, issued and outstanding, weighted average number of shares (basic and diluted), and per share amounts in the Financial Statements and Notes to Financial Statements prior to the record date of the stock splits and change in par value have been restated to reflect such transactions on a retroactive basis.

F-11

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

6.	Gain on Extinguishment of Debt
During the year ended December 31, 2002, the Company refinanced certain debt, for which a beneficial conversion feature had been recorded as interest expense, with additional debt financing. As a result of this refinancing, the Company has recorded a gain on the extinguishment of debt of $98,507.

7.	Income Taxes	The provision for income taxes differs from the amount computed at federal statutory rates as follows:

	Years Ended December 31,
	2003	2002
Income tax benefit at statutory rate	$(86,000)	$(219,000)
State taxes	(13,000)	(32,000)
Other	3,000	11,000
Change in valuation allowance	96,000	240,000
	$—	$—

Deferred tax assets (liabilities) are comprised of the following:

	Years Ended December 31,
	2003	2002
Net operating loss carryforward	$548,000	$452,000

Valuation allowance	$(548,000)	$(452,000)
	$—	$—

F-12

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

7.	Income Taxes Continued
As of December 31, 2003, the Company had net operating losses of approximately $1,464,000, which begin to expire in 2019. Since changes in the Company’s ownership have occurred, there would be an annual limitation of the amount of net operating loss carryforwards which could be utilized. The ultimate realization of these carryforwards is due, in part, on the tax law in effect at the time and future events which cannot be determined.

A valuation allowance has been established that offsets the net deferred tax asset because there is significant uncertainty surrounding its ultimate realization. The uncertainty is caused by the Company’s recurring losses and the annual limits referred to above.

8.	Supplemental Cash Flow Information	During the nine months ended September 30, 2004 and years ended December 31, 2003 and 2002, the Company paid cash for the following:

	2004	2003	2002
Interest	$—	$344	$1,347

Income taxes	$—	$—	$—

During the year ended December 31, 2002 the Company issued 600,000 shares of stock as payment of debt of $300,000.

9.	Commitments
The Company has entered into a consulting agreement with a company for assistance with the application and approval process for their product with the Food and Drug Administration (FDA). The term of the contract extends until FDA approval is obtained, but may be terminated by either party with 30 days written notice. During the years ended December 31, 2003 and 2002, the Company made no payment under this contract.

F-13

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

10.	Recent Accounting Pronounce- ments
In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for certain arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF Issue No. 00-21 did not have a material impact on operating results or financial condition of the Company.

In April 2003, FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133, Accounting for Derivatives and Hedging Activities. SFAS 149 is generally effective for derivative instruments, including derivative instruments embedded in certain contracts, entered into or modified after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the operating results or financial condition of the Company.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On November 7, 2003, FASB Staff Position 150-3 was issued, which indefinitely deferred the effective date of SFAS 150 for certain mandatory redeemable non-controlling interests. As the Company does not have any of these financial instruments, the adoption of SFAS 150 did not have any impact on the Company’s consolidated financial statements.

F-14

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

10.	Recent Accounting Pronounce- ments Continued
In December 2003, the FASB issued Interpretation No. 46R (“FIN 46R”) (revised December 2003), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 (FIN 46), which was issued in January 2003. Before concluding that it is appropriate to apply ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). The provisions of FIN 46R must be applied for any existing VIE’s by 2005. For VIE’s created after December 31, 2003, the provisions of FIN 46R must be applied immediately. The Company is evaluating the applicability, if any, of this Interpretation.

11.	Restatement of Financial Statements
The Company identified certain stock issuances and debt and equity transactions, which it had not recorded in its December 31, 2002 financial statements. This resulted in the Company’s financial statements being restated as of December 31, 2002 as follows:

	As Reported	As Restated

General and administrative expenses	$644,958	$744,708

Gain on extinguishment of debt	$—	$98,507

Net loss	$(644,958)	$(646,201)

Common Stock	$9,190	$9,397

Additional paid-in capital	$544,317	$542,353

Deficit accumulated during development stage	$(1,215,865)	$(1,217,108)

Loss per common share - basic and diluted	$(0.02)	$(0.02)

Weighted average shares - basic and diluted	29,467,000	30,144,000

F-15

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

12.	Subsequent Events
On July 30, 2004, the Company became a wholly owned subsidiary of Grant Ventures, Inc. by merging with Impact Acquisition Corporation, a Utah corporation and wholly owned subsidiary of Grant Ventures, Inc. For accounting purposes the merger was treated as a recapitalization of the Company.

Effective July 30, 2004, the Company reached an agreement with the holders of its related party notes payable to convert the notes to shares of the Company’s common stock at a price of $.1835 per share. As a result of the conversion agreement, $1,604 of accrued interest was forgiven and $45,779 of principal was converted into 249,475 shares.

Subsequent to December 31, 2003, the Company obtained convertible bridge financing in the amount of $200,000. The holder of the note exercised the conversion rights and converted the principal balance of the note plus accrued interest of $4,219 into 2,720,000 shares of common stock, effective July 30, 2004. As the conversion rate was less than the market value of the Company’s common stock on the commitment date, a beneficial conversion feature existed. As a result, the Company recognized interest expense of $200,000.

Effective July 30, 2004, the Company and the holder of its note payable in the amount of $587,753 entered into a debt conversion agreement. Pursuant to the terms of the agreement the holder agreed to forgive accrued interest of $170,889 and $237,753 of the principal balance of the note, leaving a remaining principal balance of $350,000. The remaining principal balance bears interest at six percent per annum, payable quarterly. The note is due July 30, 2007 and is convertible at the option of the note holder into shares of the Company’s common stock at the price of $3.00 per share. The holder was also issued 89,500 warrants with an exercise price of $.01 per share. The warrants were valued at $.03779 per share and were recognized as a reduction of the gain on extinguishment of debt.

On July 5, 2004, the Company effected a forward stock split of 3.58 shares to 1. As a result of the split, the outstanding common stock of Impact Diagnostics increased from 9,793,497 to 35,060,720 shares. The effects of the forward split have been reflected in the statement of stockholders’ deficit as if it had occurred at the beginning of the periods presented.

F-16

GRANT LIFE SCIENCES, INC.
(FORMERLY IMPACT DIAGNOSITICS, INC.)
(A Development Stage Company)
Notes to Financial Statements
Continued

12.	Subsequent Events Continued
On September 20, 2004, the Company’s Board of Directors authorized the amending of the Company’s Articles of Incorporation to increase its authorized number of common shares to 150,000,000 shares. It also authorized the amendment of the Articles of Incorporation to allow the Company to issue up to 20,000,000 shares of preferred stock.

In addition, on September 20, 2004, the Company’s Board of Directors approved a change in the Company’s name to Grant Life Sciences, Inc. The accompanying financial statements have been changed to reflect the change as if it had happened at the beginning of the periods presented.

On July 20, 2004, the Company entered into an exclusive license agreement to use certain technologies in its cervical cancer tests. The term of the license agreement is 17 years, and requires the Company to make annual royalty payments ranging from 1% to 3% of net sales, with annual minimum royalty payments of $48,000 to be paid monthly in $4,000 installments.

From July 2004 to November 2004, the Company issued options and warrants to purchase its common stock to various employees, consultants, and investors. Outstanding options and warrants total 8,072,958 and range in exercise price from $.01 to $.1853.

On November 1, 2004, the Company’s Board of Directors approved the issuance of 250,000 shares of the Company’s common stock to a consultant for services.

On November 16, 2004, holders of warrants exercised their right to purchase 2,403,000 shares of the Company’s common stock at an exercise price of $.01. The Company received proceeds of $24,030.

F-17